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Exhibit 24

POWER OF ATTORNEY

        WHEREAS, Northern States Power Company, a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to the issuance and sale of up to $1 billion principal amount of debt securities; and

        WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Benjamin G.S. Fowke, Gary R. Johnson and Richard C. Kelly and each of them individually, his/her attorney, with full power to act for him/her and in capacities set forth below to one or more registration statements on Form S-3 (or any other appropriate form), relating to the issuance and sale of up to $1 billion principal amount of debt securities and to any and all amendments (including any post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of February, 2005.

/s/ WAYNE H. BRUNETTI Wayne H. Brunetti Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	/s/ RICHARD C. KELLY Richard C. Kelly President, Chief Operating Officer and Director
/s/ GARY R. JOHNSON Gary R. Johnson Vice President, General Counsel and Director	/s/ TERESA S. MADDEN Teresa S. Madden Vice President and Controller (Principal Accounting Officer)
/s/ BENJAMIN G.S. FOWKE III Benjamin G.S. Fowke III Vice President and Chief Financial Officer (Principal Financial Officer)

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  Exhibit 24
POWER OF ATTORNEY